Exhibit 99.1
Avantor® Reports Fourth Quarter and Full-Year 2022 Results
Fourth Quarter
•Net sales of $1.80 billion, decrease of 5.9%; core organic growth of 2.7%
•Net income of $141.7 million; Adjusted EBITDA of $359.5 million
•Diluted GAAP EPS of $0.21; adjusted EPS of $0.32
•Operating cash flow of $205.6 million; free cash flow of $172.0 million

Full-Year
•Net sales of $7.51 billion, increase of 1.7%; core organic growth of 6.0%
•Net income of $686.5 million; Adjusted EBITDA of $1,570.7 million
•Diluted GAAP EPS of $1.01; adjusted EPS of $1.41
•Operating cash flow of $843.6 million; free cash flow of $710.2 million
•Adjusted net leverage reduced to 3.7X, down 0.5X from December 31, 2021

RADNOR, Pa. – Feb. 3, 2023 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, education and government, advanced technologies and applied materials industries, today reported financial results for the fourth quarter and year ended December 31, 2022.

“With fourth quarter results coming in line with expectations outlined on our third quarter earnings call, we realized core organic growth across all regions and delivered strong margin expansion despite ongoing macroeconomic pressures and customer destocking. Our full-year results reflect the strength and resilience of our core business, with 6% core organic growth including more than 20% core organic growth in bioproduction, approximately 110 basis points of adjusted EBITDA margin expansion, and a double-digit increase in adjusted net income on a constant currency basis,” said Michael Stubblefield, President and Chief Executive Officer.

“As customer demand and supply chains continue to normalize with the transition from the COVID-19 pandemic, our 14,500 associates around the world are focused on driving growth and building on our track record of productivity and culture of continuous improvement,” Stubblefield concluded.

Fourth Quarter 2022
For the three months ended December 31, 2022, net sales were $1.80 billion, a decrease of 5.9% compared to the fourth quarter of 2021. Foreign currency translation had an unfavorable impact of 4.5% with M&A adding 0.7%, resulting in an organic sales decline of 2.1% and core organic sales growth of 2.7% (excluding COVID-19 headwinds). Net income increased to $141.7 million from $94.0 million in the fourth quarter of 2021 and adjusted net income was $214.0 million as compared to $229.2 million in the comparable prior period. Adjusted EBITDA was $359.5 million and adjusted EBITDA margin expanded by more than 60 basis points to 20.0%.

Diluted earnings per share on a GAAP basis was $0.21, while adjusted EPS was $0.32.

Operating cash flow in the quarter was $205.6 million, while free cash flow in the quarter was $172.0 million.

Full-Year 2022
For the full-year ended December 31, 2022, net sales were $7.51 billion, an increase of 1.7% compared to 2021. Foreign currency translation had an unfavorable impact of 4.3% with M&A adding 3.6%, resulting in organic sales growth of 2.4% and core organic sales growth of 6.0% (excluding COVID-19 headwinds). Net income increased to $686.5 million from $572.6 million in 2021 and adjusted net income was up 10.6% from the comparable prior period, excluding foreign exchange headwinds. Adjusted EBITDA was $1,570.7 million, an increase of 11.8% from 2021, excluding foreign exchange headwinds. Adjusted EBITDA margin expanded by approximately 110 basis points to 20.9%.

Diluted earnings per share on a GAAP basis for 2022 was $1.01, while adjusted EPS was $1.41.

Operating cash flow for 2022 was $843.6 million, while free cash flow was $710.2 million.

Adjusted net leverage was 3.7X as of December 31, 2022, down from 4.2X as of December 31, 2021, and in line with our target leverage of 2X - 4X.

Fourth Quarter 2022 – Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas
•Net sales were $1,048.0 million, a reported decrease of 3.6%, as compared to $1,087.5 million in the fourth quarter of 2021. Core organic sales increased 0.1%.

•Adjusted EBITDA margin increased approximately 10 basis points to 22.0%.

Europe
•Net sales were $617.2 million, a reported decrease of 10.1%, as compared to $686.2 million in the fourth quarter of 2021. Core organic sales increased 6.3%.

•Adjusted EBITDA margin decreased approximately 40 basis points to 21.2%.

AMEA
•Net sales were $129.8 million, a reported decrease of 3.1%, as compared to $133.9 million in the fourth quarter of 2021. Core organic sales increased 5.7%.

•Adjusted EBITDA margin increased approximately 620 basis points to 31.1%.
Full-Year 2022 – Segment Results

Americas
•Net sales were $4,471.2 million, a reported increase of 5.5%, as compared to $4,237.4 million in 2021. Core organic sales increased 6.1%.

•Adjusted EBITDA margin increased approximately 100 basis points to 24.1%.

Europe
•Net sales were $2,516.5 million, a reported decrease of 6.0%, as compared to $2,677.3 million in 2021. Core organic sales increased 5.5%.

•Adjusted EBITDA margin increased approximately 70 basis points to 20.8%.

AMEA
•Net sales were $524.7 million, a reported increase of 11.3%, as compared to $471.4 million in the 2021. Core organic sales increased 7.0%.

•Adjusted EBITDA margin increased approximately 280 basis points to 27.0%.

Conference Call
Avantor will host a conference call to discuss its results today, February 3, at 8:00 a.m. Eastern Standard Time. The live webcast and presentation as well as a replay will be available on the investor section of Avantor's website.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 300,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of Non-GAAP Financial Measures

To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

The non-GAAP financial measures used in this press release are sales growth on an organic basis, sales growth on a core organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.

•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses that have been owned for less than one year and changes in foreign currency exchange rates. Sales growth on a core organic basis eliminates from our organic growth the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•Adjusted EBITDA is to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•Beginning with the quarter ended March 31, 2022, Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count. Prior to the first quarter of 2022, Adjusted EPS was our adjusted net income divided by the normalized shares outstanding. The normalized shares outstanding reflected for all periods (i) the total number of shares of common stock outstanding following our initial public offering, plus (ii) the dilutive effect of the assumed exercise or conversion of instruments (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Consolidated statements of operations

(in millions, except per share data)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net sales	$1,795.0	$1,907.6	$7,512.4	$7,386.1
Cost of sales	1,180.5	1,260.1	4,909.6	4,883.4
Gross profit	614.5	647.5	2,602.8	2,502.7
Selling, general and administrative expenses	362.7	433.5	1,472.6	1,530.5
Operating income	251.8	214.0	1,130.2	972.2
Interest expense	(69.8)	(60.8)	(265.8)	(217.4)
Loss on extinguishment of debt	(1.7)	(4.0)	(12.5)	(12.4)
Other (expense) income, net	(5.6)	(9.2)	(0.8)	10.6
Income before income taxes	174.7	140.0	851.1	753.0
Income tax expense	(33.0)	(46.0)	(164.6)	(180.4)
Net income	141.7	94.0	686.5	572.6
Accumulation of yield on preferred stock	—	(16.2)	(24.2)	(64.6)
Net income available to common stockholders	$141.7	$77.8	$662.3	$508.0

Earnings per share:
Basic	$0.21	$0.13	$1.02	$0.86
Diluted	$0.21	$0.13	$1.01	$0.85
Weighted average shares outstanding:
Basic	674.2	609.5	650.9	590.5
Diluted	677.1	619.0	679.4	599.6

Avantor, Inc. and subsidiaries
Consolidated balance sheets

(in millions)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$372.9	$301.7
Accounts receivable, net	1,218.4	1,222.1
Inventory	913.5	872.0
Other current assets	153.1	81.4
Total current assets	2,657.9	2,477.2
Property, plant and equipment, net	727.0	705.5
Other intangible assets, net	4,133.3	5,140.3
Goodwill	5,652.6	5,341.1
Other assets	293.5	233.1
Total assets	$13,464.3	$13,897.2
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$364.2	$45.2
Accounts payable	758.2	755.1
Employee-related liabilities	122.4	199.7
Accrued interest	49.9	49.8
Other current liabilities	364.1	401.0
Total current liabilities	1,658.8	1,450.8
Debt, net of current portion	5,923.3	6,978.0
Deferred income tax liabilities	731.4	913.0
Other liabilities	295.4	358.4
Total liabilities	8,608.9	9,700.2
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	—	1,003.7
Common stock including paid-in capital	3,785.3	2,752.6
Accumulated earnings	1,170.4	483.9
Accumulated other comprehensive loss	(100.3)	(43.2)
Total stockholders’ equity	4,855.4	4,197.0
Total liabilities and stockholders' equity	$13,464.3	$13,897.2

Avantor, Inc. and subsidiaries
Consolidated statements of cash flows

(in millions)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$141.7	$94.0	$686.5	$572.6
Reconciling adjustments:
Depreciation and amortization	100.7	104.1	405.5	379.2
Stock-based compensation expense	10.0	13.7	45.8	50.7
Provision for accounts receivable and inventory	21.1	11.4	65.0	44.9
Deferred income tax (benefit) expense	(7.3)	6.3	(69.1)	(17.7)
Amortization of deferred financing costs	3.6	4.6	15.7	16.3
Loss on extinguishment of debt	1.7	4.0	12.5	12.4
Foreign currency remeasurement loss	5.1	1.3	10.0	6.7
Changes in assets and liabilities:
Accounts receivable	53.8	(45.3)	(45.2)	(111.8)
Inventory	1.6	(12.0)	(112.5)	(129.8)
Accounts payable	(49.5)	63.0	15.6	64.9
Accrued interest	11.3	22.8	0.1	5.3
Other assets and liabilities	(81.3)	36.4	(179.3)	56.9
Other, net	(6.9)	(3.3)	(7.0)	3.0
Net cash provided by operating activities	205.6	301.0	843.6	953.6
Cash flows from investing activities:
Capital expenditures	(33.6)	(40.0)	(133.4)	(111.1)
Cash paid for acquisitions, net of cash acquired	—	(2,845.2)	(20.2)	(4,014.1)
Cash proceeds from settlement of cross currency swap	—	—	42.5	—
Other	0.5	1.7	1.5	3.5
Net cash used in investing activities	(33.1)	(2,883.5)	(109.6)	(4,121.7)
Cash flows from financing activities:
Debt borrowings	82.2	1,700.0	327.2	2,834.6
Debt repayments	(164.0)	(210.8)	(947.0)	(533.9)
Payments of debt refinancing fees and premiums	(0.6)	(18.1)	(0.6)	(40.6)
Proceeds from issuance of stock, net of issuance costs	—	—	—	967.0
Payments of dividends on preferred stock	—	(16.2)	(32.4)	(64.6)
Proceeds received from exercise of stock options	0.9	6.1	17.3	82.5
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.1)	—	(13.2)	(25.8)
Net cash (used in) provided by financing activities	(81.6)	1,461.0	(648.7)	3,219.2
Effect of currency rate changes on cash	18.2	(3.2)	(15.5)	(13.2)
Net change in cash, cash equivalents and restricted cash	109.1	(1,124.7)	69.8	37.9
Cash, cash equivalents and restricted cash, beginning of period	287.8	1,451.8	327.1	289.2
Cash, cash equivalents and restricted cash, end of period	$396.9	$327.1	$396.9	$327.1

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income	$141.7	$94.0	$686.5	$572.6
Amortization	78.5	80.4	318.3	290.8
Loss on extinguishment of debt	1.7	4.0	12.5	12.4
Net foreign currency loss from financing activities	7.2	0.2	7.0	1.3
Other share-based compensation expense (benefit)	—	0.2	(3.3)	3.0
Acquisition-related expenses[1]	—	49.9	—	77.8
Integration-related expenses[2]	5.6	7.8	19.2	15.9
Purchase accounting adjustments[3]	—	—	9.4	6.3
Restructuring and severance charges[4]	(0.2)	2.7	3.5	5.3
Receipt of disgorgement penalty[5]	—	—	—	(13.0)
Income tax (benefit) applicable to pretax adjustments	(20.5)	(10.0)	(97.6)	(65.1)
Adjusted net income	214.0	229.2	955.5	907.3
Interest expense	69.8	60.8	265.8	217.4
Depreciation	22.2	23.7	87.2	88.4
Income tax provision applicable to Adjusted Net income	53.5	56.1	262.2	245.5
Adjusted EBITDA	$359.5	$369.8	$1,570.7	$1,458.6
━━━━━━━━━
1.Represents legal, accounting, investment banking and consulting fees incurred related to the acquisition of acquired companies.
2.Represents non-recurring direct costs incurred with third-parties to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
3.Represents the non-cash reduction of contingent consideration related to the Ritter acquisition and the amortization of the purchase accounting adjustment to record inventory acquired from Masterflex and Ritter at fair value.
4.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
5.Related to the disgorgement of disallowed trading profits from Goldman Sachs, which was a related party until December 31, 2020.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Diluted earnings per share (GAAP)	$0.21	$0.13	$1.01	$0.85
Dilutive impact of convertible instruments	—	0.02	—	0.04
Fully diluted earnings per share (non-GAAP)	0.21	0.15	1.01	0.89
Amortization	0.12	0.12	0.47	0.45
Loss on extinguishment of debt	—	0.02	0.01	0.03
Net foreign currency loss from financing activities	0.01	—	0.01	—
Other stock-based compensation expense	—	—	—	—
Acquisition-related expenses	—	0.07	—	0.12
Integration-related expenses	0.01	0.02	0.03	0.03
Purchase accounting adjustments	—	—	0.01	0.01
Restructuring and severance charges	—	—	0.01	—
Receipt of disgorgement penalty	—	—	—	(0.02)
Income tax (benefit) applicable to pretax adjustments	(0.03)	(0.02)	(0.14)	(0.10)
Adjusted EPS (non-GAAP)	$0.32	$0.36	$1.41	$1.41

Weighted average shares outstanding:
Diluted (GAAP)	677.1	619.0	679.4	599.6
Incremental shares excluded for GAAP	—	62.9	—	62.9
Normalization	—	(39.2)	—	(19.8)
Share count for Adjusted EPS (non-GAAP)[1]	677.1	642.7	679.4	642.7

1.    Beginning with the quarter ended March 31, 2022, we have conformed our Adjusted EPS share count to reflect our diluted GAAP share count.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$205.6	$301.0	$843.6	$953.6
Acquisition-related expenses paid	—	53.2	—	77.8
Capital expenditures	(33.6)	(40.0)	(133.4)	(111.1)
Free cash flow (non-GAAP)	$172.0	$314.2	$710.2	$920.3

Adjusted net leverage

(dollars in millions)	December 31, 2022
Total debt, gross	$6,349.1
Less cash and cash equivalents	(372.9)
	$5,976.2

Trailing twelve months Adjusted EBITDA[1]	$1,570.7
Trailing twelve months ongoing stock-based compensation expense	49.1
Pro forma adjustment for projected synergies	—
	$1,619.8

Adjusted net leverage (non-GAAP)	3.7	x

1.Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period plus management’s best estimates of the incremental results attributable to acquired companies as if such acquisitions had been completed on the first day of such trailing twelve-month period, as permitted by our debt covenants. Such estimates and financial information for acquired companies may or may not have been audited, and in certain instances may have been prepared on a basis other than U.S. GAAP though we believe these differences in the basis of accounting to be immaterial for the purpose of presenting net leverage.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	December 31		Reconciliation of reported change to organic and core organic change
			Reported change	Foreign currency impact	M&A impact	Organic	COVID -19	Core organic[1]
	2022	2021
Three months ended:
Americas	$1,048.0	$1,087.5	$(39.5)	$(5.3)	$10.1	$(44.3)	$(45.0)	$0.7
Europe	617.2	686.2	(69.0)	(72.2)	2.0	1.2	(42.0)	43.2
AMEA	129.8	133.9	(4.1)	(9.0)	2.0	2.9	(4.7)	7.6
Total	$1,795.0	$1,907.6	$(112.6)	$(86.5)	$14.1	$(40.2)	$(91.7)	$51.5
Year ended:
Americas	$4,471.2	$4,237.4	$233.8	$(14.1)	$133.1	$114.8	$(145.0)	$259.8
Europe	2,516.5	2,677.3	(160.8)	(276.4)	92.0	23.6	(124.2)	147.8
AMEA	524.7	471.4	53.3	(26.6)	43.1	36.8	3.7	33.1
Total	$7,512.4	$7,386.1	$126.3	$(317.1)	$268.2	$175.2	$(265.5)	$440.7

1.Core organic sales growth eliminates from our organic growth the impact from the change in sales of COVID-19 related offerings from 2021 to 2022. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the "Organic" column.

Adjusted EBITDA

(in millions)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Americas	$231.0	$238.4	$1,077.3	$978.4
Europe	131.1	148.2	524.1	538.5
AMEA	40.4	33.3	141.5	113.9
Corporate	(43.0)	(50.2)	(172.2)	(172.2)
Total	$359.5	$369.7	$1,570.7	$1,458.6

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.collins@avantorsciences.com
Source: Avantor and Financial News